                                                                     EXHIBIT 4.2

                     RESTATED REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") entered into and made effective as of May 15, 1996, by and among Drilex Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company whose signatures appear on the signature pages of this Agreement under the caption "Stockholders" (referred to herein individually as a "Stockholder" and collectively as the "Stockholders"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, each of the Stockholders is a party to that certain Registration Rights Agreement with the Company dated as of March 1, 1994, relating to securities issued by the Company (the "Existing Registration Rights Agreement"); and

     WHEREAS, in connection with the proposed initial public offering of shares of common stock of the Company (the "IPO"), (i) the Stockholders are willing to waive their rights under the Existing Registration Rights Agreement to participate in the IPO in consideration of the restatement of the Existing Registration Rights Agreement as set forth herein and (ii) the Stockholders and the Company desire to amend and restate the Existing Registration Rights Agreement as herein provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS.  As used in this Agreement, the following terms shall
          -----------
have the meanings indicated:

     "Advice" shall have the meaning given it in Section 5 hereof.
      ------

     "Affiliate" of a Stockholder shall mean (a) any member of the immediate
      ---------
family of an individual Stockholder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse or children (including those by adoption) of such immediate family member; and in any such case any trust whose principal beneficiary is such individual Stockholder or one or more members of such immediate family and/or such Stockholder's lineal descendants; (b) the legal representative or guardian of such individual Stockholder or of any such immediate family members in the event such individual Stockholder or any such immediate family members become mentally incompetent; and (c) any Person controlling, controlled by or under common control with a Stockholder. As used in this definition, the term "control," including the correlative terms "controlling," "controlled by" and "under common control with," shall mean

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

possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

     "Agreement" shall have the meaning set forth above.
      ---------

     "Business Day" shall mean any day other than a Saturday, Sunday or legal
      ------------
holiday for banks in the State of Texas.

     "Commission" shall mean the Securities and Exchange Commission.
      ----------

     "Common Stock" shall mean the Company's Common Stock, par value $.01 per
      ------------
share, or any successor class of the Company's Common Stock.

     "Company" shall have the meaning set forth above.
      -------

     "Demand Registration" shall have the meaning given it in Section 3 hereof.
      -------------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "Existing Registration Rights Agreement" shall have the meaning set forth
      --------------------------------------
above.

     "Holder" shall mean any Person holding Registrable Securities.
      ------

     "Inspectors" shall have the meaning given it in Section 5(k) hereof.
      ----------

     "Management Shareholders" means John Forrest, Denny Kerr and Bruce
      -----------------------
Broussard.

     "Person" shall mean any individual, corporation, limited liability company,
      ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     "Piggy-back Registration" shall have the meaning given it in Section 2(a)
      -----------------------
hereof.

     "Records" shall have the meaning given it in Section 5(k) hereof.
      -------

     "Registrable Securities" shall mean (i) the outstanding shares of Common
      ----------------------
Stock held by the Stockholders as of the date hereof and (ii) any securities issued in exchange for, as a dividend on, or in replacement of, or otherwise issued or distributed in respect of (including securities issued in a stock dividend, split or recombination or pursuant to the exercise of preemptive rights, if any), any shares of Common Stock referred to in clause (i) above; provided, however, that any securities described in clause (i) or (ii) above shall cease to be Registrable Securities when and to the extent that such securities have been (A) distributed to the public pursuant to a registration statement

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

covering such securities that has been declared effective under the Securities Act, (B) distributed in accordance with the provisions of Rule 144 (or any similar provision then in force) under the Securities Act, (C) transferred to any Person in a manner such that such securities are deemed to cease being Registrable Securities pursuant to the provisions of Section 11(j) of this Agreement, or (D) repurchased by the Company.

     "Registration Expenses" shall have the meaning given it in Section 6
      ---------------------
hereof.

     "Requesting Holders" shall have the meaning given it in Section 3 hereof.
      ------------------

     "Required Percentage" shall mean (a) if no one Holder, together with the
      -------------------
Affiliates of such Holder, owns 50% or more of the Registrable Securities outstanding as of the date of the determination, "Required Percentage" shall mean a majority of the Registrable Securities outstanding as of the date of such determination; or (b) if any one Holder, together with the Affiliates of such Holder, owns more than 50% of the Registrable Securities outstanding as of the date of such determination, then "Required Percentage" shall mean a majority of the Registrable Securities outstanding owned by such Holder and its Affiliates, together with a majority of the Registrable Securities outstanding owned by the other Holders as of the date of such determination.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Stockholder" and "Stockholders" shall have the meaning set forth above.
      -----------       ------------

     2.   PIGGY-BACK REGISTRATION RIGHTS.
          ------------------------------

     (a) At any time before December 31, 2001, if the Company proposes to file a registration statement under the Securities Act with the Commission with respect to an offering by the Company for its own account or for the account of any other Person of any class of equity security, including any security convertible into or exchangeable for any equity security (other than a registration statement on Form S-4 or S-8 (or their successor forms) or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders, and other than as set forth in Section 2(b) below), then the Company shall in each case give written notice of such proposed filing to the Holders at least 20 days before the anticipated filing date, and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-back Registration"). The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if any managing underwriter of such offering advises the Company that the total amount of securities which they and any other Persons (other than the Company) intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be reduced in inverse order of the priority of registration rights held by holders of securities requesting inclusion therein to the extent necessary, in the opinion of such managing underwriter, to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, however, that the reduction imposed upon Holders shall not be greater, on a percentage basis with respect to the Registrable Securities requested to be included, than the reduction imposed upon other Persons whose piggy-back registration rights are pari passu with those granted hereby with respect to the amount of securities requested for inclusion in such registration.

     (b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in any registration statement if the proposed registration is (i) a registration of a stock option or other employee incentive compensation or employee benefit plan or of securities issued or issuable pursuant to any such plan, or a registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors or officers of the Company,
(ii) a registration of securities issued or issuable pursuant to a stockholder reinvestment plan or other similar plan, (iii) a registration of securities issued in exchange for any securities or any assets of, or in connection with a merger or consolidation with, an unaffiliated company, (iv) a registration of securities pursuant to a "rights" or other similar plan designed to protect the Company's stockholders from a coercive or other attempt to cause a change in control of the Company, (v) a registration of securities filed pursuant to Rule 145 under the Securities Act or any successor rule, or (vi) a registration of preferred stock or securities issued in connection with any debt or preferred stock financing of the Company.

     (c) The Company may withdraw any registration statement and abandon any proposed offering initiated by the Company without the consent of any Holder, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if the Company determines to do so in its sole discretion.

     3.   DEMAND REGISTRATION RIGHTS.
          --------------------------

     (a) At any time after December 31, 1996 and before December 31, 2001, the holders of at least 51% of the shares (or, if not shares, other units of interest) of Registrable Securities then outstanding may request (the Holders making such request being referred to herein as the "Requesting Holders") in writing that the Company file a registration statement under the Securities Act covering the registration of all or a part of the shares of Registrable Securities then held by such Holders (a "Demand Registration"); provided, however, that, for such request to be effective, it must request the registration of at least 10% of the total number of Registrable Securities then outstanding. Within ten days of the receipt of such request, the Company shall give written notice of such request to all other Holders and shall use its best efforts to effect as soon as practicable the registration under the Securities Act in accordance with Section 5 hereof (including, without limitation, the execution of an undertaking to file post-effective amendments) of all shares of Registrable Securities which the Holders request be registered within 60 days after the mailing of such notice; provided, however, that the Company shall be obligated to effect only three Demand Registrations pursuant to this Section 3. In connection with a Demand Registration, the holders of a majority of shares of

Registrable Securities included in such Demand Registration, in their sole discretion, shall determine whether (a) to proceed with, withdraw from or terminate such offering, (b) to select, subject to the approval of the Company, a managing underwriter or underwriters in connection with such offering, (c) to enter into an underwriting agreement for such offering, and (d) to take such actions as may be necessary to close the sale of Registrable Securities contemplated by such offering, including, without limitation, waiving any conditions to closing such sale that may not have been fulfilled. In the event such Holders exercise their discretion under this Section 3(a) to terminate a proposed Demand Registration, the terminated Demand Registration shall not constitute a Demand Registration under this Section 3, if the determination to terminate such Demand Registration (i) follows the exercise by the Company of any of its rights provided by Section 3(b) or (c) or (ii) results from a material adverse change in the condition (financial or other), results of operations or business of the Company.

     (b) Notwithstanding the provisions of Section 3(a), if the Company shall furnish to the Requesting Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed or to become effective and it is therefore beneficial to defer the filing or effectiveness of such registration statement, the Company shall have the right to defer such filing or effectiveness for a period of not more than 120 days after receipt of the request of the Requesting Holders. The Company shall promptly give notice to the Holders at the end of any delay period under this Section 3(b).

     (c) Notwithstanding the foregoing provisions of this Section 3, if at the time of any request by the Requesting Holders for a Demand Registration, the Company has fixed plans to file within 120 days after such request for the sale of any of its securities in a public offering under the Securities Act, no Demand Registration shall be initiated under this Section 3 until 120 days after the effective date of such registration unless the Company is no longer proceeding diligently to effect such registration; provided, however, that the Company shall provide the holders of Registrable Securities the right to participate in such public offering pursuant to, and subject to, the provisions of Section 2 hereof.

     4.   HOLDBACK AGREEMENTS; REQUIREMENTS OF HOLDERS.
          --------------------------------------------

     (a) Restrictions on Public Sale by Holders of Registrable Securities.  To
         ----------------------------------------------------------------
the extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or other distribution of equity securities of the Company (or any securities convertible into or exchangeable or exercisable for equity securities of the Company) during the 90-day period beginning on the effective date of a registration statement filed by the Company with the Commission (except for securities that may be included in such registration pursuant to the provisions hereof or otherwise), but only if and to the extent requested in writing by the Company or the managing underwriter or underwriters in the case of an underwritten public offering.

     (b) Cooperation by Holders.  The offering of Registrable Securities by any
         ----------------------
Holder shall comply in all respects with the applicable terms, provisions and requirements set forth in this Agreement, and such Holder shall timely provide the Company with all information and materials required to be included in a registration statement that relate to such Holder, and to take all such action as may be reasonably required in order not to delay the registration and offering of the securities by the Company. The Company shall have no obligation to include in such registration statement shares of a Holder who has failed to furnish such information which, in the written opinion of counsel to the Company, is required in order for the registration statement to be in compliance with the Securities Act.

     5.   REGISTRATION PROCEDURES.  Whenever any Registrable Securities are to
          -----------------------
be registered pursuant to Section 2 or 3 of this Agreement, the Company will use reasonable efforts to effect the registration of such Registrable Securities as contemplated by such Section. In connection with any Piggy-back Registration or Demand Registration, the Company will, subject to Section 2 or 3 hereof (as applicable), as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement which includes the Registrable Securities and use reasonable diligence to cause such registration statement to become effective;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement, and such supplements to the related prospectus, as may be necessary to keep the registration statement effective for a period of at least 270 days (or such shorter period during which holders shall have sold all Registrable Securities that they requested to be registered) and to appropriately reflect the plan of distribution of the securities registered thereunder and/or as shall be necessary so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period;

     (c) furnish to any Holder of Registrable Securities included in such registration statement and the underwriter or underwriters thereof, if any, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder of Registrable Securities covered by the registration statement and the underwriter or underwriters thereof, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

     (d) notify each Holder of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (e) use reasonable diligence to cause all Registrable Securities included in such registration statement to be listed, by the date of the first sale of Registrable Securities pursuant to such registration statement, on each securities exchange (including, for this purpose, NASDAQ) on which the Common Stock of the Company is then listed or proposed to be listed, if any;

     (f) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 100 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, which requirement will be deemed to be satisfied if the Company complies with Rule 158 under the Securities Act as soon as feasible;

     (g) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to each Holder of Registrable Securities covered by such registration statement who requests such document;

     (h) on or prior to the date on which the registration statement is declared effective, use reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities included in such registration statement, the underwriter or underwriters thereof, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such Holder or underwriter reasonably requests in writing, to use reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject or to take any such actions with respect to any state or other jurisdiction if, in the judgment of the Board of Directors of the Company, such actions with respect to such state or other jurisdiction would be unduly burdensome;

     (i) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or underwriters thereof, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request, subject to the underwriters' obligation to return any certificates representing securities not sold;

     (j) enter into such customary agreements (including an underwriting agreement in customary form) and take all reasonable actions as may be appropriate in the judgment of the Company in order to facilitate the disposition of such Registrable Securities;

     (k) make available for inspection by any Holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company's officers, directors and employees to supply all Records reasonably requested by any such Inspector in connection with such registration statement; provided, that with respect to any Records that are confidential, the Inspectors shall execute such confidentiality agreements as the Company may reasonably request in order to ensure that the confidentiality of confidential Records will be maintained; and

     (l) use reasonable diligence to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold may reasonably request; provided, that the Holders' sole remedy in the event such a "cold comfort" letter is not obtained shall be the withdrawal by such Holders of their Registrable Securities from such registration statement.

     Each Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d), will forthwith discontinue disposition of the Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(d) or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters of such Registrable Securities, if any, to deliver to the Company (at the Company's expense) all copies in their possession or control, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     If such registration statement refers to any Holder by name or otherwise as the holder of any securities it the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation of such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act (or the rules or regulations thereunder) or any similar federal statute (or regulation) then in force, the deletion of the reference to such Holder.

     6.   REGISTRATION EXPENSES.
          ---------------------

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses (other than the pro rata portion of filing fees attributable, as required by state law, to the securities to be sold) of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), and the fees and expenses of any special experts retained by the Company in connection with such registration, and any out-of-pocket expenses of the Holders of Registrable Securities incurred in connection with the registration of Registrable Securities, excluding any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, that, with respect to the fees and expenses of legal counsel for the Holders of Registrable Securities, the Company shall only be obligated to pay the fees and expenses of one firm of legal counsel retained by Holders of a majority of the Registrable Securities to be covered by the registration statement. The Holders of Registrable Securities to be covered by the registration statement agree to cooperate and use reasonable procedures to select such legal counsel. All Registration Expenses will be paid by the Company whether or not the related registration statement is declared effective. All expenses of Holders of Registrable Securities incident to this Agreement which are not required to be paid for by the Company pursuant to this Section 6 (including, without limitation, all underwriting commissions and discounts applicable to shares of Registrable Securities included in a registration statement pursuant to this Agreement) shall be paid by Holders of Registrable Securities included or to be included in a registration statement, with such Holders each paying their own expenses and a pro rata part (based on the same proportion that the number of a Holder's Registrable Securities included or to be included in the registration statement bears to the total number of all Holders' Registrable Securities included or to be included in the registration statement) of the common expenses of such Holders.

     (b) Notwithstanding anything herein to the contrary, each seller of Registrable Securities shall pay such portion of the Registration Expenses as may be required by applicable law.

     7.   INDEMNIFICATION; CONTRIBUTION.
          -----------------------------

     (a) Indemnification by the Company.  The Company will, and hereby does
         ------------------------------
indemnify and hold harmless, with respect to any registration statement filed by it, to the full extent permitted by law, each Holder which is a seller of Registrable Securities covered by such registration statement, its officers, directors, employees, agents and general or limited partners (and the directors, officers, employees and agents thereof) and each other Person, if any, who controls such Holder within the meaning of the Securities Act (collectively, the "Holder Indemnitees") against all losses, claims, damages, liabilities and expenses, joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with the Company's consent, which consent shall not be unreasonably withheld), to which any such Holder Indemnitee may become subject under the Securities Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions, suits, investigations or proceedings, whether commenced or threatened, in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; and in each such case the Company will reimburse each such Holder Indemnitee for any reasonable legal or any other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action, suit, investigation or proceeding; provided, that the Company shall not be liable to any such Holder Indemnitee in any such case to the extent that any such loss, claim, damage, liability or expense (or action, suit, investigation or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto, or in any such preliminary, final or summary prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder

Indemnitee relating to such Holder Indemnitee for use in the preparation thereof; and provided, further, that the Company shall not be liable to any such Holder Indemnitee with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability or expense of such Holder Indemnitee results from the fact that such Holder Indemnitee sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Holder Indemnitee in compliance with Section 5 of this Agreement and the loss, claim, damage, liability or expense of such Holder Indemnitee results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnitee and shall survive the transfer of such securities by such Holder.

     (b) Indemnification by Holders.  Each Holder whose Registrable Securities
         --------------------------
are included in any registration statement hereunder will and hereby does severally indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and agents and each Person who controls the Company (within the meaning of the Securities Act) (collectively, the "Company Indemnitees") against all losses, claims, damages, liabilities and expenses (including reasonable fees of counsel and any amounts paid in settlement effected with such Holder's consent, which consent shall not be unreasonably withheld) to which any Company Indemnitee may become subject under the Securities Act, at common law or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions, suits, investigations or proceedings, whether commenced or threatened, in respect thereof) are caused by
(i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Holder's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading to the extent, but only to the extent, in the cases described in clauses (i) and (ii), that such untrue statement or omission is contained in any information furnished in writing by such Holder relating to such Holder for use in the preparation thereof and if the Company does not know, at the time such information is included in the registration statement, prospectus, preliminary prospectus, amendment or supplement, that such information is false or misleading, (iii) any violation by such Holder of any federal, state or common law, rule or regulation applicable to such Holder and relating to action of or inaction by such Holder in connection with any such registration, and (iv) with respect to any preliminary prospectus, the fact that such Holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if (A) the Company has previously furnished copies thereof to such Holder in compliance with Section 5 of this Agreement and (B) the loss, claim, damage, liability or expense of such Company Indemnitee results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). The aggregate amount which any such Holder shall be required to pay pursuant to this Section 7(b) shall be limited to the amount of the dollar amount of proceeds received by such Holder upon the sale of the Registrable Securities and other securities of the Company (after deducting any underwriting commissions, discounts and transfer taxes applicable thereto) pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company (except as provided above) or any of the prospective sellers or any of their respective directors, officers, employees, agents, general or limited partners or controlling Persons and shall survive the transfer of such securities by such Holder.

     (c) Conduct of Indemnification Proceeding.  Promptly after receipt by an
         -------------------------------------
indemnified party under Section 7(a) or 7(b) above of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for indemnification may be made pursuant to this Section 7, such indemnified party shall, if a claim in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof, but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such claim, action, suit, proceeding or investigation referred to under Section 7(a) or 7(b) shall be brought against any indemnified party and it shall notify the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim, action, suit, proceeding or investigation, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim, action, suit, proceeding or investigation or to employ counsel reasonably satisfactory to such indemnified party. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any claim, action, suit, proceeding or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party will consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party, unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this
Section 7.

     (d) Additional Indemnification.  Indemnification similar to that specified
         --------------------------
in the preceding subsections of this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities or blue sky laws.

     (e) Contribution.  If the indemnification provided for in this Section 7 is
         ------------
unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or 7(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions, suits, investigations or proceedings in respect thereof) referred to in Section 7(a) or 7(b) (as applicable) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions, actions or inactions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnifying party, any action or inaction by any such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions, suits, investigations or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action, suit, proceeding, investigation or claim (which shall be limited as provided in Section 7(c) if the indemnifying party has assumed the defense of any such action, suit, proceeding, investigation or claim in accordance with the provisions thereof) that is the subject of this Section 7(e). No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this Section 7(e) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for contribution may be made against an indemnifying party under this Section 7(e), such indemnified party shall, if a claim for contribution in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party in writing of the commencement thereof (if the notice specified in Section 7(c) has not been given with respect to such action); but the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution that it may have to any indemnified party under this Section 7(e) except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. Notwithstanding anything in this Section 7(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 7(e) to contribute any amount that exceeds the amount by which the dollar amount of the proceeds received by such indemnifying party from the sale of Registrable Securities and other securities of the Company (after deducting any underwriting commissions, discounts and transfer taxes applicable thereto) in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified parties relate exceeds the amount of any losses, claims, damages, liabilities and expenses that such indemnifying party has otherwise been required to pay as indemnity or contribution hereunder by reason of such losses, claims, damages, liabilities or expenses.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     If indemnification is available under this Section 7, the indemnifying partes shall indemnify each indemnified party to the full extent provided in Sections 7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(e). The provisions of this Section 7(e) shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of securities by any such party.

     (f) Indemnification and Contribution of Underwriters.  In connection with
         ------------------------------------------------
any underwritten offering contemplated by this Agreement that includes Registrable Securities, the Company and all sellers of Registrable Securities included in any registration statement will agree to customary provisions for indemnification and contribution (consistent with the other provisions of this Section 7, except as may be otherwise agreed in writing by the Company and such sellers) in respect of losses, claims, damages, liabilities and expenses of the underwriters of such offering.

     8.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.  No Holder may
          -------------------------------------------
participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the terms of and on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     9.   RULE 144.  The Company covenants that, upon any registration statement
          --------
covering Company securities becoming effective, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other nonconfidential information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such other action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     10.  REPRESENTATION AND WARRANTY.  The Company hereby represents and
          ---------------------------
warrants to the Stockholders that no consent, approval, authorization or waiver of any Person is required to permit the Company to execute or deliver this Agreement or perform this Agreement in accordance with its terms.

     11.  MISCELLANEOUS.
          -------------

     (a) Recapitalizations, Exchanges, etc.  The provisions of this Agreement
         ----------------------------------
shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of equity capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

     (b) Opinions.  When any legal opinion is required to be delivered
         --------
hereunder, such opinion may contain such qualifications as may be customary or otherwise appropriate for legal opinions in similar circumstances.

     (c) Notices.  For purposes of this Agreement, notices and all other
         -------
communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed (i) if to Company, to: 15151 Sommermeyer, Houston, Texas 77041,
Attention: President (with a copy to Baker & Botts, L.L.P., 3000 One Shell Plaza, Houston, Texas 77002, Attention: J. David Kirkland), (ii) if to a Stockholder, at such Stockholder's address as shown on the stock transfer records of the Company, or to such other address (as to a Stockholder) as such Stockholder may furnish to the Company, or (as to the Company) as the Company may furnish to the Stockholders except that notices of changes of address shall be effective only upon receipt.

     (d) Applicable Law.  This contract is entered into under, and shall be
         --------------
construed in accordance with and governed for all purposes by, the laws of the State of Delaware, without regard to any principles of conflict of laws that, if applied, might permit or require the application of the laws of a different jurisdiction.

     (e) Amendment and Waiver.  This Agreement may be amended, and the
         --------------------
provisions hereof may be waived, only by a written instrument signed by (i) the Holders of the Required Percentage and (ii) the Company. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     (f) Remedy for Breach of Contract.  The parties agree that in the event
         -----------------------------
there is any breach or asserted breach of the terms, covenants or conditions of this Agreement, the remedy of the parties hereto shall be in law and in equity and injunctive relief shall lie for the enforcement of or relief from any provisions of this Agreement. If any remedy or relief is sought and obtained by any party against one of the other parties pursuant to this Section 11(f), the other party shall, in addition to the remedy of relief so obtained, be liable to the party seeking such remedy or relief for the reasonable expenses incurred by such party in successfully obtaining such remedy or relief, including the fees and expenses of such party's counsel.

     (g) Severability.  It is a desire and intent of the parties that the terms,
         ------------
provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any Person or circumstances other than those to which they have been held invalid or unenforceable shall remain in full force and effect.

     (h) Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     (i) Headings; Use of Certain Terms.  The section and paragraph headings in
         ------------------------------
this Agreement have been inserted for purposes of convenience of reference only and shall not be used for interpretive purposes. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     (j) Binding Effect; Transfer of Rights Under this Agreement.  Unless
         -------------------------------------------------------
otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and is not intended to confer upon any other Person any right or remedies hereunder; provided, however, that the rights and obligations of a Holder under this Agreement may be transferred or assigned by a Holder only to (i) a transferee of all of such Holder's Registrable Securities or (ii) any equity owners of any Holder in the event of the distribution of Registrable Securities by such Holder to its equity owners, and, in any case, only if such transferee (or such distributee) shall, in connection with the transfer (or distribution) of such Registrable Securities, provide the Company with a duly executed addendum to this Agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such transferee (or distributee) expressly and without qualification (A) assumes all of the obligations of its transferor hereunder and (B) agrees itself to be bound by the terms hereof; provided, further, that any such transfer shall not operate to release the transferring Holder from any of its obligations hereunder existing on the date of such transfer. In the event any Registrable Securities are transferred (or distributed) to a person who does not provide the addendum referred to above in this Section 11(j), such Registrable Securities shall be deemed to have ceased to be Registrable Securities effective upon such transfer (or distribution).

     (k) Effectiveness; Entire Agreement; Termination.  This agreement shall
         --------------------------------------------
become effective immediately upon the closing of the IPO. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the Existing Registration Rights Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      COMPANY:

                                      DRILEX CORPORATION


                                      By:
                                          -----------------------------

                                      Name:
                                            ---------------------------

                                      Title:
                                             --------------------------

                            STOCKHOLDERS AND SPOUSES
                            ------------------------


                                                            SHARES OWNED AT
STOCKHOLDERS                                               TIME OF EXECUTION
- ------------                                               -----------------


- --------------------------                                      --------
John Forrest


- --------------------------                                      --------
G. Bruce Broussard


- --------------------------                                      --------
Charles Denton Kerr II


- --------------------------                                      --------
DRLX Partners, L.P.


By:  SCF Partners, L.P.,
     its general partner

     By:  SCF Investment Partners, Inc.,
     its general partner

          By:
              ---------------------------
                L. E. Simmons, President